UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Phibro Animal Health Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Phibro Animal Health Corporation

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Blvd., Ste 21

Teaneck, NJ 07666

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To be held on Tuesday, November 3, 2026

Dear Stockholder:

You are receiving this notice to inform you that the proxy materials for our 2026 Annual Meeting of Stockholders are available on the internet. In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are using the internet as our primary means of furnishing proxy materials to our stockholders. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to stockholders are available at: http://www.eqproxyportal.com/18918/annual. If you want to receive a paper or e-mail copy of these documents, you must request one by sending an e-mail to investor.relations@pahc.com or by calling +1 (201) 329-7331. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2026 Annual Meeting of Stockholders. There is no charge to you for requesting a copy. Please make your request for a copy on or before October 19, 2026 to facilitate timely delivery. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Phibro Animal Health Corporation (the “Company”) will be held at 9:00 A.M. Eastern Time on Tuesday, November 3, 2026, at the Company’s offices located at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck NJ 07666. Only holders who owned shares of the Company’s Class A common stock and Class B common stock as of the close of business on September 11, 2026 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors recommendations:

●	the election of the following three Class I Directors to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified:
●	Daniel M. Bendheim
●	Jonathan Bendheim; and
●	Sam Gejdenson

The Board of Directors recommends that you vote FOR this proposal.

●	a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2027.

The Board of Directors recommends that you vote FOR this proposal.

You may access the following proxy materials at http://www.eqproxyportal.com/18918/annual:

●	Notice of the 2026 Annual Meeting of Stockholders;
●	The Company’s 2026 Proxy Statement;
●	The Company’s Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2026; and
●	The Proxy Card.

If you are a stockholder of record, there are two ways to vote:

●	by completing and mailing your proxy card; or
●	by written ballot at the Annual Meeting.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2026 Annual Meeting of Stockholders. Stockholders may request directions to the Company’s offices in order to attend the Annual Meeting by calling +1 (201) 329-7331.

By order of the Board of Directors,

/s/ Judith A. Weinstein
Judith A. Weinstein
Senior Vice President, General Counsel and Corporate Secretary
September 18, 2026

1. Election of Class I Directors: Daniel M. Bendheim Jonathan Bendheim Sam Gejdenson 2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON THE CLASS I NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2. If no direction is made, a proxy will be voted “FOR ALL NOMI-NEES” in Proposal 1, and “FOR” Proposal 2. NOMINEES: This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before October 19, 2026. Please visit www.eqproxyportal.com/18918/annual, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report TO REQUEST MATERIAL: TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: helpAST@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the instructions or scan the QR Code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 PM Eastern Time the day before the meeting. IN PERSON: You may vote your shares in person by attending the Annual Meeting. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Please note that you cannot use this notice to vote by mail. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholder of PHIBRO ANIMAL HEALTH CORPORATION To be held on November 3, 2026